Exhibit 10.2
Name:    _________________                No. of Restricted Shares: ______

1ST CONSTITUTION BANCORP
RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made this _____ day of ___________, 20___ (the “Award Date”) between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”), and ________________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2015 Directors Stock Plan, as it may be amended from time to time (the “Plan”).

1.    Grant of Restricted Stock. The Company hereby grants to the Participant _____ restricted shares of the Company’s common stock, no par value (the “Restricted Stock”), pursuant to the Plan, subject to the terms and conditions of the Plan and this Agreement.

2.    Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

3.    Vesting of Restricted Stock. Unless the Board provides for earlier vesting, and subject to the terms of this Agreement, the Restricted Stock shall vest in accordance with the following schedule:

Percentage of Shares            Scheduled Vesting Date

50%                First Anniversary of Award Date
50%                Second Anniversary of Award Date

4.    Termination of Service.

(a)    Termination of Service Upon Death or Disability. Upon a Participant no longer serving as a director on the Board and on the board of directors of any Subsidiary (a “Subsidiary Board”) (such event being a “Termination Event”), as applicable, by reason of death or Disability of the Participant, all unvested shares of Restricted Stock shall become fully vested. For this purpose, “Disability” means the Participant is determined to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole discretion of the Board, and the Participant resigns or is removed as a director as a result of the Disability.

(b) Termination of Service for Other Reasons. All unvested shares of Restricted Stock shall be forfeited to and reacquired by the Company at no cost to the Company, automatically and immediately, upon a Termination Event with respect to such Participant if the Termination Event is as a result of: (i) non-election by the

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stockholder or stockholders of the Company and such Subsidiary, as applicable; (ii) failure of the Board and/or a Subsidiary Board, as applicable, to nominate the Participant for re-election at an annual meeting of stockholders of the Company or such Subsidiary, as applicable; or (iii) the Participant’s resignation, retirement or agreement not to stand for re-election at the request of the Board and/or a Subsidiary Board, as applicable, where the Participant is otherwise willing to continue serving in such capacity, including, but not limited to (A) inability of the Participant to fulfill the duties of a director due to inability to attend meetings for health reasons, (B) as a result of a request of a regulatory agency that the Participant cease serving on the Board and/or a Subsidiary Board, as applicable, subject to applicable law, and (C) a determination of the Board and/or a Subsidiary Board, as applicable, that continued service would create a conflict of interest for the Participant.

(c)    Forfeiture. Upon termination of the Participant’s service on the Board or a Subsidiary Board, as applicable, for any reason (including, without limitation, the events set forth above in Section 4(b)), other than death or Disability, or as provided in Section 9, all unvested shares of Restricted Stock will be forfeited to and reacquired by the Company at no cost to the Company, automatically and immediately.

(d) Service on Board and a Subsidiary Board. For purposes of clarity, if the Participant serves on both the Board and a Subsidiary Board, as applicable, the Participant’s unvested Restricted Stock shall not vest under Section 4(a) nor shall they be forfeited under Sections 4(b) or (c) unless and until the Participant is no longer serving as a director on the Board or any such Subsidiary Board.

5.    Rights as a Shareholder.

(a)The Participant shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive cash dividends thereon; provided, however, that dividends payable as distributions in full or partial liquidation of the Company or as the result of a merger or any other corporate reorganization shall not be distributed until such time as the Restricted Stock as to which such distribution applies vests.

(b)Stock dividends paid on the Restricted Stock shall be deferred until the restrictions with respect to the shares upon which such dividends were paid expire or are canceled, at which time the Company shall evidence the delivery to the Participant of all such dividends without interest. If the Participant forfeits any Shares awarded hereunder, such Shares and any stock dividends with respect thereto shall automatically be forfeited and revert to the Company (without any payment by the Company to the Participant).

6.    Issuance of Stock. A record of the Restricted Stock awarded hereunder shall be evidenced by the Company in restricted book entry accounts maintained for the Participant with the Company’s transfer agent, or such other administrator designated by the Board, and registered in the Participant’s name. The Restricted Stock shall be subject to such stop-transfer orders and other terms deemed appropriate by the Board to reflect the restrictions applicable to the Restricted Stock, until all the restrictions specifically set forth in this Agreement and the Plan with respect to the Restricted Stock shall expire or be canceled. Upon the lapse of restrictions relating to any Restricted Stock, the Company shall remove the notations on any such shares of Restricted Stock issued in book-entry form.

7.    Limits on Transferability. During the period of time that any shares of Restricted Stock are unvested, such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or to a beneficiary upon the death of the Participant, or as otherwise permitted by the Board.

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8.    Tax Provisions.

(a)    If applicable, in order to satisfy any withholding or similar tax requirements relating to the Restricted Stock, the Company has the right to deduct or withhold from any payroll or other payment to the Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Restricted Stock.

(b)    In the event the Participant makes an election under Section 83(b) of the Code in connection with this Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

9.    Change in Control.

(a)Upon a Change in Control, all non-forfeited unvested shares of Restricted Stock shall become fully vested.

(b)“Change in Control” shall mean any of the following events:

(i)the acquisition by any person, directly or indirectly, of beneficial ownership or power to vote more than thirty-five percent (35%) of the Company’s voting securities;

(ii)during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least two-thirds (2/3) thereof; provided that, any individual whose election or nomination for election as a member of the Board was approved by a vote of a majority of the Continuing Directors then in office shall be considered a Continuing Director;

(iii)the consummation of a merger or consolidation (or similar transaction) of the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation);

(iv)the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)upon approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

The term “person” as used above means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein, or a person or persons acting as a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time, and applicable rulings and regulations thereunder (other than the Company or any trustee or other fiduciary holding securities under any employee benefit plan of the Company). Any other provision hereof to the contrary notwithstanding, no Change of Control shall be deemed to have occurred for purposes of the Plan as a result of any offering registered with the Securities and Exchange Commission of stock to the Company’s shareholders and/or other investors or other offering conducted by the Company to meet regulatory capital requirements at the demand of a bank regulatory authority.

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10.    Trading Black Out Policies. The Participant agrees to abide by all trading “black out” policies established from time to time by the Company.

11.    No Rights to Continued Service. Nothing in this Agreement will confer upon the Participant any right to continued service on the Board or a Subsidiary Board, as applicable.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

1ST CONSTITUTION BANCORP

By:    ________________________________
Robert F. Mangano
President

PARTICIPANT:

______________________________________

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